Exhibit 10.80
THIRD AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This THIRD AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT, is made effective as of January 1, 2008, among MEDICAL PROPERTIES TRUST, INC., a Maryland corporation (the “REIT”), MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership”, and together with the REIT, the “Company”), and William G. McKenzie (the “Executive”).
WHEREAS, the Executive and the Company entered into an Amended and Restated Employment Agreement dated as of September 10, 2003, as amended on September 29, 2006 and as further amended as of August 1, 2008 (the “Employment Agreement”); and
WHEREAS, the parties desire to amend the Employment Agreement as provided herein; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company approved the form and substance of this Amendment at a meeting duly held on January 1, 2008.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1. The following Section 8(e) shall be inserted immediately following Section 8(d) of the Employment Agreement:
(e) SECTION 409A. Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment or benefit that the Executive becomes entitled to under this Agreement would be considered deferred compensation subject to interest, penalties and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable or benefit shall be provided prior to the date that is the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) the Executive’s death. The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.
2. Except to the extent hereby amended, the Employment Agreement is hereby confirmed and ratified and shall continue in full force and effect.
3. The effective date of this Amendment is January 1, 2008.
4. This Amendment may be signed in two or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same document.
[Signatures to appear on the following page]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Amended and Restated Employment Agreement as of the date first above written.

REIT:

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner

	Name:	R. Steven Hamner
	Title:	Executive Vice President and CFO

OPERATING PARTNERSHIP:

MPT OPERATING PARTNERSHIP, L.P.

By:	Medical Properties Trust, LLC
Its:	General Partner

By:	Medical Properties Trust, Inc.
Its:	Sole Member

By:	/s/ R. Steven Hamner

	Name:	R. Steven Hamner
	Title:	Executive Vice President and CFO

EXECUTIVE:

/s/ William G. McKenzie

William G. McKenzie

2